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Exhibit 10.5

                        SERIES ONE 1999 BCC DISCOUNT NOTE


Maturity Value:   $7,424,580.00                                December 29, 1999


      FOR VALUE RECEIVED, BALANCED CARE CORPORATION, a Delaware corporation (the "Maker"), having an address at 1215 Manor Drive, Mechanicsburg, Pennsylvania 17055, promises to pay to the order of FRR Investments Limited, a Cayman Island corporation ("FRR") (FRR and each successor, owner, endorsee, bearer and holder of this Note being hereinafter referred to as the "Holder") at its principal place of business located at C/O Unsworth & Associates, Herengracht 483, 1017 BT, Amsterdam, Netherlands, Attn: J.B. Unsworth or at such other place as the Holder of this Note may from time to time designate in writing, in lawful money of the United States of America, in immediately available Federal funds or the equivalent, the sum of SEVEN MILLION, FOUR HUNDRED TWENTY-FOUR THOUSAND, FIVE HUNDRED EIGHTY AND XX/100 DOLLARS ($7,424,580.00) (the "Loan Amount"). The loan evidenced hereby is issued at a discount, with the issue price being $7,000,000. The sums advanced hereunder shall be used by the Maker to fund the equity capital needs of the Realty Companies (as hereinafter defined).

      1. Terms of Payment. On June 26, 2000 (the "Maturity Date"), the Maker shall pay to the Holder the full Maturity Value, together with any costs, charges and other amounts due under this Note. All payments hereunder received by the Holder shall be applied by the Holder, without any marshalling of assets, towards payment of the Maker's obligations hereunder in the following order: (i) first, to all costs and expenses required to be paid by the Maker under the Loan Documents (as hereinafter defined), (ii) second, to all discount then due and payable, (iii) third to all principal amounts owed and (iv) excess, if any, shall be repaid to Maker.

      2. Interest Rate. Since this Note is issued at a discount, except as otherwise expressly provided in Paragraph 3 or Paragraph 4 hereof, no interest shall accrue on the Maturity Value of this Note. The yield on this Note is 12.6829% per annum (the "Yield").

      3. Acceleration of Maturity. Any one or more of the following events shall be an "Event of Default":
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            (a) the failure to pay any sum due under this Note on the date when such payment is due;

            (b) if the Maker shall (i) voluntarily be adjudicated a bankrupt or insolvent, (ii) seek or consent to the appointment of a receiver or trustee for itself or for any of its properties, (iii) file a petition seeking relief under the bankruptcy or other similar laws of the United States or any other country, any state or any other jurisdiction, (iv) make a general assignment for the benefit of creditors, or (v) make or offer a composition of its debts with substantially all of its creditors;

            (c) if any court shall enter an order, judgment or decree appointing, without the consent of the Maker, a receiver or trustee for such entity or for any of its properties, and such order, judgment or decree shall remain in force, undischarged or unstayed, ninety (90) days after it is entered;

            (d) if any petition is filed against the Maker which seeks relief under the bankruptcy or other similar laws of the United States, any other country, any state or any other jurisdiction and such petition is not dismissed within ninety (90) days after it is filed; or

            (e) Maker shall otherwise default under any other Loan Document beyond the applicable grace or cure period.

      Upon the occurrence of an Event of Default, at the option of the Holder, which may be exercised at any time after an Event of Default shall have occurred, the entire Maturity Value less any discount not yet accrued at the Yield provided for in this Note, together with all costs, charges and other amounts due under this Note, shall immediately become due and payable and upon such acceleration, all amounts due hereunder shall bear interest equal to eighteen percent (18%) per annum (the "Default Rate"). Upon the occurrence of an Event of Default, the Holder shall be entitled to pursue, in addition to the remedies provided under this Note, all other remedies available in law or in equity, as well as all remedies available under the other Loan Documents. Remedies may be exercised by the Holder concurrently or in the alternative, and the exercise of one remedy by the Holder shall not prevent the Holder from exercising any other remedy available at law, at equity or under the Loan Documents.

      4. Late Charges; Interest Following Certain Events. In the event of any delinquency in the payment of any monetary obligation under this Note (a "Late Payment"), the Maker shall


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pay the Holder a late payment charge of Two Hundred Fifty Dollars ($250) (a
"Late Payment Charge") for the month during which such delinquency occurs and for each month (or portion of the month) thereafter that the Late Payment remains unpaid, for the purpose of defraying the expenses incurred by the Holder in handling and processing such Late Payments. In addition to any Late Payment Charges which may become due hereunder, the Maker shall pay interest on any Late Payment, calculated at the Default Rate, from the date upon which the Late Payment was originally due until the date that the Holder actually receives such Late Payment. It is understood that nothing contained in this Paragraph 4 shall be deemed to relieve the Maker of its obligations to make any and all payments due and payable to the Holder pursuant to the provisions of this Note upon the dates set forth herein, it being acknowledged that time is of the essence.

      5. Collection and Enforcement Costs. Upon demand, the Maker shall reimburse the Holder for all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and expenses and court costs, paid or incurred by the Holder in connection with the collection of any sum due hereunder, or in connection with the enforcement of any of the Holder's rights or the Maker's obligations under this Note or the other Loan Documents. Any amount due and payable to the Holder pursuant to the provisions of this Paragraph 5 shall bear interest at the Default Rate.

      6. Continuing Liability. The obligation of the Maker to pay the outstanding principal balance, interest and all other costs, charges and sums due hereunder shall continue in full force and effect and in no way shall be impaired, until the actual payment thereof to the Holder.

      7. Security/Other Loan Documents. This Note is the Note referred to in, and is entitled to the benefits of, (a) an Indemnification, Defense, Hold Harmless and Reimbursement Agreement of even date herewith (the "Indemnification Agreement") between the Maker and IPC Advisors S.a.r.l., a Luxembourg corporation ("IPC") and (b) a Stock Pledge Agreement (the "Stock Pledge") to be executed by the shareholders of Balanced Care Realty at Altoona, Inc., Balanced Care Realty at Berwick, Inc., Balanced Care Realty at Lewistown, Inc., Balanced Care Realty at Peckville, Inc., Balanced Care Realty at Reading, Inc., Balanced Care Realty at Scranton, Inc., Balanced Care Realty at Mansfield, Inc., Balanced Care Realty at Mountain Home, Inc., Balanced Care Realty at Sherwood, Inc., Balanced Care Realty at Maumelle, Inc., Balanced Care Realty at Martinsburg, Inc. and Balanced Care


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Realty of State College, Inc., (each a "Realty Company" and collectively the
"Realty Companies") whereby such shareholders will agree to pledge their entire right, title and interest in and to all outstanding shares of stock in each Realty Company to IPC and FRR. The Indemnification Agreement, the Stock Pledge (at such time the same is executed and delivered by the parties thereto) and this Note, and all writings entered into between Maker, any of the Realty Companies, FRR and/or IPC in connection with any of the foregoing, are collectively referred to herein as the "Loan Documents".

      8. Amendments, Waivers and Modifications. None of the terms, covenants, conditions, warranties or representations contained in this Note may be renewed, replaced, amended, modified, extended, substituted, revised, waived, consolidated or terminated, except by an agreement, in writing, signed by the Person against whom enforcement is sought.

      9. Waivers. The Maker and each endorser, surety and guarantor hereof, jointly and severally, waive presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, suretyship defenses, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default (except notice of default as specifically elsewhere herein required), or enforcement of the payment of this Note, and agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Holder; and the Maker and all endorsers, sureties and guarantors hereof consent to any and all extensions of time, renewals, waivers or modifications that may be granted or consented to by the Holder with respect to the payment or performance of any obligations under this Note, and agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them or affecting their liability hereunder.

      10. Contribution. No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all liabilities, obligations and indebtedness to the Holder of the Person from whom contribution is sought have been satisfied in full.

      11. Indemnification. With the exception of any claim arising out of an action brought by the Maker against the Holder in which a final decision is issued by a court in favor of the Maker and all appeal periods having lapsed or been exhausted, the


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Maker, and each endorser, surety and guarantor of this Note, shall indemnify, defend (with counsel reasonably acceptable to the Holder), and hold the Holder harmless against any claim brought or threatened against the Holder by the Maker, by any endorser, surety or guarantor, or by any other Person on account of the Holder's relationship with the Maker or any endorser, surety or guarantor hereof. The aforesaid indemnification agreement shall include, without limitation, reasonable attorneys' fees and expenses and court costs incurred by the Holder in connection with any such claims and with the enforcement of said indemnification.

      12. Successors and Assigns. This Note shall be binding on and inure to the benefit of (a) the Maker and the Maker's permitted successors and assigns and
(b) inure to the benefit of the Holder and its successors and assigns. Notwithstanding the foregoing, the Maker shall not assign or otherwise transfer this Note or any of its rights or obligations hereunder without the express written consent of the Holder, in each instance, which consent may be withheld in the Holder's sole and absolute discretion.

      13. Applicable Law. This Note is being negotiated and delivered in Pennsylvania and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, excluding its conflicts of law principles.

      14. Invalidity. If any provision of this Note or the application thereof to any Person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note, nor the application of such provision to any other Person or circumstance shall be affected thereby, but rather the same shall be enforced to the maximum extent permitted by law. Notwithstanding the foregoing, it is the intention of the Maker and the Holder that if any provision of this Note is capable of two (2) constructions, one of which would render the provision void and the other of which would render the provision valid, then such provision shall be construed in accordance with the construction which renders such provision valid.

      15. Usury. In the event that fulfillment of any provision of this Note, at the time performance of such provision shall be due and as a result of any circumstance, shall involve transcending the limit of validity presently or hereinafter prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso


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facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the limit of such validity. In no event shall the Maker be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto, interest of more than the maximum rate, if any, permitted by law to be charged by the Holder; the right to demand any such excess being hereby expressly waived by the Holder.

      16. Notice. Any notice, request, demand, statement or consent made hereunder shall be in writing and shall be deemed duly given if personally delivered, sent by certified mail, return receipt requested, or sent by a nationally recognized commercial overnight delivery service with provision for a receipt, postage or delivery charges prepaid, and shall be deemed given when postmarked or placed in the possession of such mail or delivery service and addressed as follows:

   If to Maker:            Balanced Care Corporation
                           1215 Manor Drive
                           Mechanicsburg, Pennsylvania 17055
                           Attention:  President

   With copies to:         Balanced Care Corporation
                           1215 Manor Drive
                           Mechanicsburg, Pennsylvania 17055
                           Attention: Legal Department

                           and

                           Kirkpatrick & Lockhart LLP
                           Henry W. Oliver Building
                           535 Smithfield Street
                           Pittsburgh, PA 15235
                           Attention: Steven J. Adelkoff

   If to Holder:           FRR Investments Limited
                           Walker House
                           Mary Street
                           George Town, Grand Cayman
                           Attention: J.B. Unsworth

   With copies to:         Unsworth & Associates
                           Herengracht 483, 1017 BT
                           Amsterdam, Netherlands
                           Attention: J.B. Unsworth


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                           Goodman, Phillips & Vineberg
                           250 Young Street
                           Suite 2400
                           Toronto, Ontario M5B 2M6
                           Attention: Stephen Pincus

or at such other place as either the Holder or the Maker may from time to time hereafter designate to the other in writing. Any notice given to the Maker by the Holder at any time shall not imply that such notice or any further or similar notice was or is required.

      17. Captions and Headings. The captions and headings set forth in this Note are included for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or meaning of any provisions of, or the scope or intent of, this Note or any portion hereof.

      18. Rule of Construction. References in this Note to "herein," "hereof" and "hereunder" shall be deemed to refer to this Note and shall not be limited to the particular text or Paragraph in which such words appear. The use of any gender shall include all genders and the singular number shall include the plural and vice versa as the context may require. References in this Note to the Holder's attorneys shall be deemed to include, without limitation, special counsel and local counsel.

      As used herein, the term "including", when following any general statement, will not be construed to limit such statement to the specific items or matters as provided immediately following the term "including" (whether or not non-limiting language such as "without limitation" or "but not limited to" or words of similar import are also used), but rather will be deemed to refer to all items or matters that could reasonably fall within the broader scope of the general statement. The term "Person" shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.

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      IN WITNESS WHEREOF, the Maker has duly executed this Note as a sealed instrument as of the day and year first above written.


                                   MAKER:

ATTEST:                            BALANCED CARE CORPORATION,
                                   a Delaware corporation


/s/Clint T. Fegan                  By:/s/Robin L. Barber
Name: Clint T. Fegan                     Name: Robin L. Barber
      Chief Financial Officer            Title: Senior Vice President
                                                and Legal Counsel
                                                & Assistant Secretary



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